SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 May 27, 2005


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                                         11-2408943
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


767 Fifth Avenue, New York, New York                     10153
(Address of principal executive offices)               (Zip Code)


                         Commission File Number: 1-14064


                                  212-572-4200
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

           On May 27, 2005, The Estee Lauder Companies Inc. (the "Company") entered into a credit agreement (the "Agreement") by and among the Company, Estee Lauder Inc., a direct wholly-owned subsidiary of the Company, the Eligible Subsidiaries of the Company, as defined therein (the "Eligible Subsidiaries"), the lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent ("JPMCB"), Citibank, N.A. and Bank of America, N.A., as syndication agents, and Bank of Tokyo-Mitsubishi Trust Company and BNP Paribas, as documentation agents.

           The Facility (as defined below) created by the Agreement replaces the Company's previously existing, and unused, $400 million revolving credit facility.

           The Agreement provides for a 5-year senior revolving credit facility (the "Facility") to the Company and the Eligible Subsidiaries (collectively, the "Borrowers"), in the amount of $600,000,000, of which the entire amount is currently undrawn and available. The proceeds of any loans made under the Agreement will be used for general corporate purposes in the ordinary course of business of the Company and its subsidiaries, as shall be determined by the Company from time to time. The Company will also use the Facility as credit support for its commercial paper program and the commercial paper program, if any, of any other Borrower.

           Estee Lauder Inc. will act as Guarantor with respect to the obligations of the Borrowers under the Agreement and the Company will act as Guarantor with respect to the obligations of the Borrowers under the Agreement, other than itself, each pursuant to the terms set forth in the Agreement.

           The Lenders, as defined in the Agreement (the "Lenders"), have committed to provide the amounts indicated in the Commitment Schedule, subject to terms and conditions set forth in the Agreement, for an aggregate $600,000,000 commitment to the Company and its Eligible Subsidiaries under the Facility. Up to the equivalent of $250,000,000 of the Facility will be available for multicurrency loans in Pounds Sterling, Euros, Japanese Yen and Swiss Francs. A portion of the Facility not to exceed $100,000,000 will be available for the issuance of letters of credit by JPMCB as the Issuing Lender. The Facility may be increased, at the election of the Company, by up to $150,000,000 in accordance with the terms set forth in the Agreement. The Facility commenced on May 27, 2005 and expires by its terms on May 27, 2010.

           Interest and fees payable under the Agreement shall be determined pursuant to the terms set forth in the Agreement.

           The Agreement also contains certain affirmative, negative and financial covenants customary for facilities of this type, including, furnishing to Lenders periodic financial information of the Company and all reports, proxy statements and registration statements filed with the Securities and Exchange Commission; paying and discharging, at or before maturity, material obligations and liabilities; maintenance of corporate existence and ability to do business; limitations on ability to consolidate, merge or sell, lease or otherwise transfer all or substantially all assets; limitations on the incurrence of


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liens; limitations on the incurrence of debt by subsidiaries of the Company; and
limitations on transactions with affiliates.

           The Agreement also contains certain events of default customary for facilities of this type (with customary grace periods), including nonpayment of principal, interest, fees or other amounts when due; material inaccuracies of representations and warranties; violations of covenants; the occurrence of certain bankruptcy events; certain ERISA events; material judgments; changes of control; or the invalidity of the guaranty provided by the Guarantors. Upon the occurrence of an event of default, any outstanding loans under the Agreement may be accelerated and/or the Lenders' commitments may be terminated, provided however, that upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Agreement will automatically become immediately due and payable, and the Lenders' commitments will automatically terminate.

           In the ordinary course of their respective businesses, one or more of the Lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, trust, stock transfer, stock plan administration, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and its subsidiaries may have entered into interest rate and foreign exchange derivative arrangements with one or more Lenders, or their affiliates.

           The foregoing does not constitute a complete summary of the terms of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

           The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.           Description
-----------           -----------

10.1 Credit Agreement, dated as of May 27, 2005, by and among the Company, Estee Lauder Inc., a direct wholly-owned subsidiary of the Company, the Eligible Subsidiaries of the Company, as defined therein (the "Eligible Subsidiaries"), the lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent ("JPMCB"), Citibank, N.A. and Bank of America, N.A., as syndication agents, and Bank of Tokyo-Mitsubishi Trust Company and BNP Paribas, as documentation agents.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        THE ESTEE LAUDER COMPANIES INC.

Date: June 2, 2005                      By: /s/ Richard W. Kunes
                                            ---------------------------------
                                            Richard W. Kunes
                                            Executive Vice President
                                            and Chief Financial Officer



























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
                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX


Exhibit No.           Description
-----------           -----------

10.1 Credit Agreement, dated as of May 27, 2005, by and among the Company, Estee Lauder Inc., a direct wholly-owned subsidiary of the Company, the Eligible Subsidiaries of the Company, as defined therein (the "Eligible Subsidiaries"), the lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent ("JPMCB"), Citibank, N.A. and Bank of America, N.A., as syndication agents, and Bank of Tokyo-Mitsubishi Trust Company and BNP Paribas, as documentation agents.

























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